Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CenturyLink, Inc.:
We consent to the incorporation by reference in the Registration Statements (No. 333-202411 and No. 333-187366) on Form S-3, the Registration Statements (No. 33-60061, No. 333-160391, No. 333-37148, No. 333-60806, No. 333-150157, No. 333-124854, No. 333-150188, and No. 333-174571) on Form S-8, and the Registration Statements (No. 33-48956, No. 333-17015, No. 333-167339, No. 333-174291, No. 333-155521, and No. 333-206725) on Form S-4 of CenturyLink, Inc. of our reports dated February 24, 2016, with respect to the consolidated balance sheets of CenturyLink, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of CenturyLink, Inc.

Our report on the consolidated financial statements dated February 24, 2016 refers to a change in accounting for debt issuance costs and accounting for deferred income taxes.
/s/ KPMG LLP
Shreveport, Louisiana
February 24, 2016